                                                               EXHIBIT 10.32

CONTRACT AND SERVICES

THIS AGREEMENT, between Caspian Consortium-R whose mailing address is: * (hereinafter called COMPANY) and IDS Engineering, Inc. (hereinafter called CONTRACTOR) whose address is 600 Century Plaza Drive Building 140, Houston, TX 77073 USA, provides for the performance CONTRACTOR of the work and services stipulated below on the terms and conditions set forth. Unless otherwise provided herein, all notices shall be given writing to the addresses stated above or addresses given in writing to the other party from time to time.

1. WORK TO BE PERFORMED:

1.1. CONTRACTOR shall perform the work services which are described in Exhibit A attached hereto, and made a part hereof, or by supplement or amendment by written Work Order issued pursuant hereto (whether or not any Exhibit A be attached), at the price or rates and on the terms described in either Exhibit A or in such Work Orders. Work Orders (distinguished from oral or written field work orders) may be issued only by COMPANY management personnel. Such work and services shall be done in accordance with the plan specifications, instructions, and other provisions which are either attached hereto and made a part hereof, or are separately identified by signatures and incorporated herein by reference and consistent with COMPANY standards. If such standards are not provided, acceptable industry practice, local codes, or CONTRACTOR'S standards may be employed, each with COMPANY prior written approval.

2. ENVIRONMENT:

2.1. CONTRACTOR shall exercise due diligence prevent pollution and any other type of environmental damage during performance under this Contract. At all times CONTRACTOR shall exercise great care and due caution regarding CONTRACTOR'S engagement in ultrahazardous activities or use of ultrahazardous materials during performance under this Contract, including but not limited to activities involving the use of radioactive sources or explosive substances or corrosive substances.

2.2. CONTRACTOR shall observe and comply with all applicable laws, rules, orders, decrees and regulations concerning environmental protection as well as COMPANY'S requirements regarding environmental protection. Further, in those cases where has provided CONTRACTOR with a copy of an environmental protection policy and/or made reference to a set of environmental guidelines, CONTRACTOR shall comply with, or cause its employees, agents, servants, and subcontractors to comply with said environmental protection policy and/or Guidelines.

3. CHANGES:

3.1. COMPANY reserves the right during the progress of the work to make any changes, additions, or deletions in the original plans and specifications. All changes shall be made in writing and accepted by both parties before CONTRACTOR proceeds with the work thereon. Provisions permitting such alterations without specific consent of the insurer shall be included in the terms of any performance bond required hereunder, so that the validity of such bond shall not be affected thereby. No bills for extras will be allowed unless ordered and authorized by COMPANY, irrespective of any terms which may be contained in any published price list, field work order, delivery ticket, or other paper (other than Work Order) which may be issued in connection with the performance of the work hereunder (whether specific reference is made to this contract or not), the terms and conditions of this contract shall apply in determining the rights and liabilities of the parties.

*CONFIDENTIAL TREATMENT REQUEST.
THE REDACTED MATERIAL HAS BEEN
SEPARATELY FILED WTIH THE COMMISSION.

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                                                                   EXHIBIT 10.32

4. COMMENCEMENT AND TERM:

4.1. CONTRACTOR shall commence performance of the work and services contemplated by this contract and thereafter prosecute the same diligently to completion consistent with good industry practices and within the period of time prescribed by COMPANY hereunder, or if none are specifically set forth, within a reasonable time under the circumstances. Any Work Order issued hereunder may be canceled by either party by written notice given at least fifteen (15) days previous to the date provided for commencement of work and services thereunder. If no specific term is stated in Exhibit A, this Contract and Services Agreement shall continue in effect until terminated by written notice by either party given at any time when there is no outstanding work in progress or under order.

5. SUPERVISION, INSPECTION AND DIRECTION:

5.1. COMPANY shall have no power or authority to direct, supervise or control CONTRACTOR with respect to the means, manner or method of performance of the work or services performed or rendered hereunder, and CONTRACTOR in the exercise of his independent employment and as an independent contractor, shall select the means, manner and method of performance thereof CONTRACTOR is responsible to COMPANY only for the results to be obtained, but the work and services performed or rendered hereunder shall meet with the approval of COMPANY or its designated representative who shall be entitled to inspection to the extent necessary to assure such results. At all times when work is in progress, there shall be a foreman or head workman on the grounds as representative of the CONTRACTOR, and also copies of the plans and specifications if such are part of the agreement. Instructions given to such foreman or head workman shall be considered as having been given to the CONTRACTOR. COMPANY'S failure to make inspection or test, or to discover defective workmanship, material or equipment, shall not relieve CONTRACTOR from any responsibility. Payment of any funds by COMPANY shall not constitute a waiver or acceptance of defects.

6. RECORDS AND AUDIT:

6.1. CONTRACTOR agrees to keep accurate records on a daily basis of the names of the employees, starting and ending time for each length of lunch period, travel time, the type of work performed by each, the materials used and other relevant information COMPANY expressly requests, and to preserve same for at least two years after the completion of each separate job under this Contract. COMPANY shall have the right and from time to during reasonable business hours to inspect and audit all of CONTRACTOR'S books and records bearing directly or indirectly on the work and services performed hereunder and the prices and rates charged therefore.

7. MATERIALS AND PERSONNEL:

7.1. CONTRACTOR shall furnish at its own expense any labor, superintendence, bonds, permits, machinery equipment, tools, fuel, supplies, facilities materials, transportation and all other things necessary for the performance and completion of any work services hereunder, except such items as COMPANY specifically agrees to furnish. Unless otherwise specified, all materials shall be new and of a grade and quality deemed by COMPANY to be adequate for the required use.

7.2. To the extent possible, in providing services hereunder, CONTRACTOR shall utilize National personnel, suppliers and service contractors whose price, quality, availability, and times of delivery are comparable to International price, quality, availability, and times of delivery.

*CONFIDENTIAL TREATMENT REQUEST.
THE REDACTED MATERIAL HAS BEEN
SEPARATELY FILED WTIH THE COMMISSION.

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                                                                   EXHIBIT 10.32

8. RISK OF LOSS:

8.1. CONTRACTOR: CONTRACTOR shall assume liability at all times for damage to or destruction of CONTRACTOR'S equipment including, but not limited to, all tools, machinery, and appliances regardless of when or how such damage or destruction occurs. COMPANY shall be under no liability to CONTRACTOR for any such loss.

8.2. COMPANY: Until written acceptance by COMPANY of construction or installation work, or work and other services, all risk of loss, damage or destruction by any cause of such work or of such materials or equipment of CONTRACTOR used in such work shall be borne by CONTRACTOR.

9. INSURANCE:

9.1. CONTRACTOR and sub-contractors shall provide insurance specified on Exhibit B attached hereto, covering all operations hereunder, with companies forms and amounts acceptable to COMPANY, and shall furnish such evidence thereof as may be required by COMPANY.

10. INDEMNITY:

10.1. CONTRACTOR agrees to release COMPANY from all liability for, and shall protect, defend, indemnify and hold free and harmless COMPANY, its shareholders, and their officers, directors, and employees from and against any and all claims, demands and causes of action of every kind and character arising out of, incident to, or in connection with this Contract or performance of work or services hereunder, regardless of whether the liability therefore is based upon some alleged act or omission of COMPANY or of some third or other party, whether negligent or not, and including without limitation by enumeration all taxes, claims, debts, fines, penalties, forfeitures, patent infringements, loss of use, death, injury and damages to all CONTRACTOR personnel and property, together with the amount of judgments, penalties, interest, court costs, legal and other fees and expenses in connection therewith.

10.2. COMPANY agrees to release CONTRACTOR from all liability for, and shall protect, defend, indemnify and hold free and harmless CONTRACTOR and the officers, directors, and employees of CONTRACTOR from and against any and all claims, demands and causes of action of every kind and character arising out of, incident to, or in connection with this Contract or performance of work or services hereunder, regardless of whether the liability therefore is based upon some alleged act or omission of COMPANY or CONTRACTOR or of some third or other party, whether negligent or not, and including without limitation by enumeration all taxes, claims, debts, fines, penalties, forfeitures, patent infringements, loss of use, death, injury and damages to all COMPANY personnel and property, together with the amount of judgments, penalties, interest, court costs, legal and other fees and expenses in connection therewith.

11. FAILURE TO PROSECUTE WORK:

11.1. Time and quality of work shall be of the essence of this Contract. In case CONTRACTOR at any time shall fail in any way to prosecute the work herein provided for with reasonable diligence and in a good, workmanlike and safe mariner, COMPANY at its option upon three days written notice delivered to CONTRACTOR, or its representative, or deposited in a registered mail or courier service for which receipt is returned, terminate the work hereunder and thereafter proceed with action for damages, or in the alternative, by its own employees, or by separate independent contract, take control of this work for the purpose of completing the same, furnishing all additional; labor, materials and equipment required except for that equipment or materials which were previously furnished by or bought by COMPANY for CONTRACTOR'S performance of work and services hereunder. In the latter event, CONTRACTOR


*CONFIDENTIAL TREATMENT REQUEST.
 THE REDACTED MATERIAL HAS BEEN
 SEPARATELY FILED WITH THE COMMISSION.

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                                                                   EXHIBIT 10.32

shall be entitled, upon completion of the work, to the difference between the Contract price and the reasonable cost and expense incurred by COMPANY in finishing said work. If such cost of completion should exceed the Contract price, CONTRACTOR agrees to pay the excess to COMPANY as liquidated damages agreed upon by the parties hereto in consideration of the difficulty of ascertaining the actual damages by other means. If Contractor contends that its performance is being delayed by COMPANY in any way, it shall notify COMPANY in writing immediately of the exact nature of such claim or be held to have waived same.

12. COMPLIANCE:

12.1. CONTRACTOR agrees to comply with COMPANY'S safety rules and procedures while working on or near COMPANY'S premises and with all valid applicable federal, republic, state and local laws, decrees, orders rules and regulations. Identification of specific laws, orders, rules and regulations, which may be made in an Exhibit C attached hereto, shall not limit the general applicability of this compliance provision. If CONTRACTOR is a licensed contractor, the provisions of this Contract shall not apply to the extent that services of the CONTRACTOR performed hereunder are subject to conflicting requirements under its license issued by the appropriate governmental regulatory body. Such services shall be governed by the CONTRACTOR'S license and any published regulatory requirements referred to therein. This Contract shall be construed under and in accordance with the laws of the state of Texas, U.S.A., with jurisdiction in Harris County. CONTRACTOR waives its right to claim COMPANY has no jurisdictional right of access to such court system in the event that COMPANY seeks adjudication of a claim, controversy or dispute between the Parties hereto (including the enforcement of a subsequent award); and COMPANY waives its right to claim lack of jurisdiction as a defense in such court system in the event CONTRACTOR files such an action. Titles to the provisions herein shall not be interpretive of the Contract terms.

12.2. CONTRACTOR shall observe and comply with all applicable laws, rules, orders, decrees regulations and orders concerning health and safety, including but not limited to those of the Russian Federation and any political subdivision thereof, as well as the COMPANY'S requirements, if any. Further, in those cases where COMPANY has provided CONTRACTOR with a copy of the health and safety policy and/or made reference to a set of health and safety guidelines, CONTRACTOR shall comply with, and cause its employees, servants, agents, and subcontractors to comply with said health and safety policy and/or health and safety guidelines.

13. SETTLEMENT AND PAYMENT:

13.1. CONTRACTOR agrees to perform the work hereunder for not to exceed sum of * excluding Value Added Tax (VAT). Before final settlement, CONTRACTOR shall show payment and release of all debts, taxes, liens, claims, charges and obligations arising by operation of law or otherwise out of its performance of the work hereunder. COMPANY may withhold funds due CONTRACTOR hereunder or otherwise, without interest, to assure itself of all such obligations, or the obligations of CONTRACTOR to COMPANY in connection with any other between COMPANY or any of its affiliated companies and CONTRACTOR, or to satisfy any provisions of relating to claims against CONTRACTOR.

CONTRACTOR shall invoice COMPANY monthly for the services performed. Upon completion of the work in accordance with the terms hereof and in accordance with Exhibit A, and after final acceptance thereof by COMPANY'S authorized representatives, COMPANY agrees to pay CONTRACTOR the final invoice. All payments shall be made to CONTRACTOR's bank by wire transfer:

*CONFIDENTIAL TREATMENT REQUEST.
THE REDACTED MATERIAL HAS BEEN
SEPARATELY FILED WTIH THE COMMISSION.

                                                                   EXHIBIT 10.32

Payment will be made within thirty days of invoice. Payment is deemed to be made when COMPANY instructs its bank to wire transfer the funds to the CONTRACTOR. Each party pays its own banking costs.

13.2. Except as otherwise provided in the contract or a supplemental Contract, all income and other applicable taxes, levies or assessments now or hereafter imposed upon or with respect to, or measured by, the compensation paid to CONTRACTOR, or the materials, equipment, work or services furnished or performed hereunder by CONTRACTOR, shall be for the account of, and promptly paid by CONTRACTOR to the appropriate governmental authority. To the extent that the COMPANY is required to withhold taxes from payments due CONTRACTOR under this Contract, COMPANY is authorized to do so and shall promptly notify Contractor of such withholding.

14. CONFIDENTIALITY

Except as to information provided to COMPANY's contractor Valmet, CONTRACTOR hereby agrees to keep confidential and not to disclose or make any use of any confidential or proprietary information, knowledge, data or other information of the COMPANY relating to any business of the COMPANY or any of its clients, except as the COMPANY may otherwise consent in writing. Such written consent by COMPANY must be given prior to any disclosure by CONTRACTOR. This restriction pertains not only to documents and information generated by the CONTRACTOR itself, but also to all documents and information provided to him by others in the COMPANY or otherwise acquired during, the course of this Contract. The CONTRACTOR further agrees not to deliver, reproduce, or in any way allow such information, or any documentation relating thereto, to be delivered or to be used by any third parties without the specific prior decision or consent of a duly authorized representative of the COMPANY. It is understood by CONTRACTOR that the economic information regarding the Work and Services to be Performed is sensitive information and disclosure of same could cause significant damage to the COMPANY.

15. ASSIGNMENT:

15.1. This Contract may not be assigned by CONTRACTOR without the express written permission of the COMPANY. Any Assignment made without prior written approval of the COMPANY is null and void.

16. MISCELLANEOUS CONTRACT
PROVISIONS:

16.1. CONTRACTOR agrees that it will comply with all valid, applicable laws, orders, decrees, rules and regulations presently in force, or which may be enacted in the future if they regulate the work and services performed hereunder.

16.2. CONTRACTOR agrees that neither it nor any subcontractor, employee, agent or other entity shall, directly or indirectly, in connection with the performance of services for COMPANY: (A) Make any payment to any officer or employee of any government, or to any political party or official thereof, where such payment either (1) is unlawful under laws applicable thereto, or (2) would be unlawful under the Foreign Corrupt Practices Act of 1977 as amended (the "Act"), of the United States of America, if CONTRACTOR were a "domestic concern" within the meaning of such Act, (B) Make any payment to any person, if such payment constitutes an illegal bribe, illegal kickback or other illegal payment under

*CONFIDENTIAL TREATMENT REQUEST.
THE REDACTED MATERIAL HAS BEEN
SEPARATELY FILED WTIH THE COMMISSION.

                                                                   EXHIBIT 10.32

laws applicable thereto; or (C ) commit, directly or indirectly, any other act or omission having the same effect under the law.

16.3. This Contract, including all Exhibits, Work Orders, oral orders, plans, specifications, instructions, and other provisions which are issued pursuant hereto and attached hereto or incorporated herein by reference, constitutes the entire agreement between the parties. No other representations, bids, memoranda, or other matter shall vary, alter or interpret the terms hereof. In the event there is a conflict between the terms of this Contract and the provisions of Exhibit A, Work Order, oral orders, plans, specifications, instructions, and other provisions, the terms of this Contract shall prevail. Failure of the COMPANY to exercise by option, right, or privilege hereunder, or to demand compliance as to any obligation or covenant shall not constitute a waiver of the same, or any such succeeding right, privilege, or option, or of strict performance of the same or any succeeding obligation or covenant.

EXECUTED in duplicate Russian and English originals on this 24 day of January, 2000.

CONTRACTOR
IDS Engineering, Inc.

By:      /s/ William A. Coskey

Title:   President

Name:    William A. Coskey

COMPANY
Caspian Pipeline Consortium-R

By:         *                   By:          *

Title:      *                   Title:       *

Name:       *                   Name:        *

*CONFIDENTIAL TREATMENT REQUEST.
THE REDACTED MATERIAL HAS BEEN
SEPARATELY FILED WTIH THE COMMISSION.

                                                                   EXHIBIT 10.32

EXHIBIT "B"

                              CONTRACTOR INSURANCE
                                  REQUIREMENTS

                             CONSULTING AND GENERAL

CONTRACTOR shall, at its expense, maintain or cause to be maintained the insurance coverages set forth below with insurance companies acceptable to COMPANY. Prior to commencement of work and services hereunder, CONTRACTOR shall deliver to certificates (a) evidencing the issuance of insurance containing the coverages required herein and (b) providing that the insurance shall not be canceled or materially changed without thirty (30) days prior written notice to COMPANY. Commencement or performance of services without delivering the certificate(s) of insurance shall not constitute a waiver of CONTRACTOR'S obligation to provide the required coverages. Failure to obtain such insurance shall be a breach of the Contract.

1. Comprehensive General Liability Insurance, including coverage for Contractual liability for this Contract, and Cross-liability, in the amount of $1,000,000 combined single limit each occurrence for body injury and property damage. If CONTRACTOR'S General Liability Insurance is written on a "claims-made" form it must provide for (i) a retroactive date prior to, or coincident with, the commencement of work and services under this Contract and (ii) a minimum extended claims reporting period of one (1) year.

2. If automobiles are to be furnished by CONTRACTOR in performance of work and services under this Contract, Comprehensive Automobile Liability Insurance, covering all vehicles owned, non-owned, or hired, in the amount of $500,000 combined single limit occurrence for bodily injury and property damage.

3. I aircraft, including helicopters, are to be furnished by CONTRACTOR in performance of work and services under this Contract, CONTRACTOR must obtain Aircraft Liability Insurance, with contractual liability provisions, covering bodily injury including passenger liability and property damage, hangerkeepers liability and ground liability including products and completed operations in the amount of at least $10,000,000 combined single limit each occurrence.

4. If watercraft is to be furnished by CONTRACTOR in performance of the work and services under this Contract, then a supplement this Exhibit shall be executed by the parties.

GENERAL CONDITIONS FOR INSURANCE

A. CONTRACTOR hereby waives its right of subrogation against the COMPANY to the extent of liabilities assumed under this Contract and shall cause its insurers to waive any rights of subrogation against COMPANY. With regard to insurance to be taken out by CONTRACTOR hereunder, all insurance under polices taken out by CONTRACTOR shall be primary insurance because such insurance applies to the obligations assumed hereunder.

B. With respect to insurance maintained hereunder by CONTRACTOR, all insurance coverages afforded by policies of insurance maintained by CONTRACTOR shall be primary insurance as such coverages apply the liabilities assumed under this Contract.

C. Where use of subcontractors has been approved by the COMPANY, CONTRACTOR shall require all such contractors to obtain, maintain, and keep in force during the time which they are engaged, adequate

*CONFIDENTIAL TREATMENT REQUEST.
THE REDACTED MATERIAL HAS BEEN
SEPARATELY FILED WTIH THE COMMISSION.

                                                                   EXHIBIT 10.32

insurance coverage and shall furnish COMPANY acceptable evidence of such insurance upon request. Any deficiencies in such coverage shall be the sole responsibility of CONTRACTOR.

D. No form of CONTRACTOR liability self-insurance, including but not limited to insuring with a parent, subsidiary, or affiliate organization, is acceptable or allowable under the terms of this Contract, unless AGREED TO BY COMPANY PRIOR TO COMMENCEMENT OF WORK AND SERVICES HEREUNDER.

CONTRACTOR
IDS Engineering, Inc.

By:     /s/ William A. Coskey

Title:  President

Name:   William A. Coskey


COMPANY
Caspian Pipeline Consortium-R

By:             *

Title:          *

Name:           *

By:             *

Title:          *

Name:           *

*CONFIDENTIAL TREATMENT REQUEST.
THE REDACTED MATERIAL HAS BEEN
SEPARATELY FILED WTIH THE COMMISSION.

Client Name:             Caspian Pipeline Consortium-R             January, 2000
Proj. Name:              *         Exhibit A
Project Number:          *    Programming Services


A.  Scope of Work:

     Part 1: Work

     Caspian Pipeline Consortium-R (CPC-R) and Caspian Pipeline Consortium-K (CPC-K) are together building, a unitary crude oil pipeline from Tengiz, Kazakhstan to the Black Sea. Initial design will include five pump stations, a tank farm, a marine terminal and SPM. The design of the pipeline will include a SCADA system for the control and monitoring of the pipeline system from Tengiz pump station to the Black Sea Marine Terminal Facility. SCADA will maintain overall surveillance and control responsibilities of the pipeline, inclusive of the Pump Stations, Pipeline Block Valves, Marine Terminal, Tank Farm and SPM. The pipeline will be controlled and monitored from an Operations Control Center located at the Marine Terminal. Primary, real time local control of the pump stations and Marine Terminal Facilities will be accomplished by using Programmable Logic Controllers (PLCs). The PLCs will be monitored and controlled by the Primary SCADA system and by a Human Machine Interface (HMI) in the local control rooms.

     A single scope of work has been written herein to provide for the uniform and homogenous working of this single computer control system. Work to be performed by the Contractor for the system in Russia shall be performed under contract with CPC-R; and work to be performed for the system in Kazakhstan shall be performed under contract with CPC-K. All programming work by Contractor shall be performed in the United States. Any additional work to be performed later by Contractor in either Russia or Kazakhstan shall be governed by separate service contracts with CPC-R or CPC-K, respectively, at the rates set forth herein in Part 2 of this Scope of Work.

     Contractor is to provide the assembly and programming of the PLC systems for five (5) pump stations in Russia and Kazakhstan. There will be five
     (5) ESD PLCs and approximately a total of thirty (30) General Purpose PLCs for five (5) pump stations. Contractor will assemble the PLC hardware that will be supplied by the Company's contractor, Valmet. The Contractor will pro-ram the systems as per Company's requirement and specifications. The five (5) pump stations are Tengiz, Atyrau (in Kazakhstan), and Astrakhan, Komsomolsk and Kropotkin (in Russia). General Purpose PLCs and specialty systems will be Allen Bradley ControlLogix and ESD PLC will be Hima. PLC hardware will be provided by the Company's contractor, Valmet, to the Contractor.

1. Contractor to pro-ram PLCs as per the following listed documents provided by Company.

 .  P&ID
 .  Control Narrative
 .  Cause & Effect
 .  Flow Chart
 .  Project Standard
 .  Location of system (cabinet/HMI/etc.)
 .  I/0 loading (for each PLC)
 .  "Package Vendor" interface data
 .  Wiring/Communication architecture
 .  CPC Standard for PLC Controllogix Program Data File Structure

*CONFIDENTIAL TREATMENT REQUEST.
THE REDACTED MATERIAL HAS BEEN
SEPARATELY FILED WTIH THE COMMISSION.

Client Name:            Caspian Pipeline Consortium-R        January, 2000
Project Name:           *
Project Number:          *


2. Hardware to be supplied by Company's contractor, Valmet, directly to Contractor.

 .   Cabinets (as per size and quantity recommended by Contractor)
 .   ESD PLC modules, processors, communication, I/Os, Power Supplies, Hima
    Cables, etc.
 .   General Purpose PLC modules, processors, communication, I/Os, Power
    Supplies, Allen Bradley cables, etc.
 .   Remote I/0 modules
 .   Remote I/0 cabinets

3. Contractor shall layout the cabinets as per industry common practice and from the following information from the Company:

    3.1  Bill of material for each PLC

    3.2 Brand, style, color, finish, maximum depth (preference, 600 mm) of Cabinet. Company will specify height of cabinet (2 meters). Cable entry into the cabinet shall be through the top, 200 mm top clearance, use compression type terminals.

    3.3  Limits of space at job site.

4. Contractor to determine if multiple PLCs of like functions (for example: mainline motor driven pumps) could be mounted in one cabinet.

5. Contractor will select the size of cabinets (width and depth only). Contractor will inform the Company of the cabinet sizes. Company will instruct Valmet to purchase and deliver the cabinets directly to the Contractor. Note that all cabinets are to be of the same depth.

6. Contractor to provide the wiring drawing, and cabinet layout drawings to Company as early as possible. Company will use drawings to complete loop drawings and other design documents.

7. Contractor will provide the temporary communication cables (company supplied specification) to connect the systems in their shop. Communication cables (supplied by others) external to cabinets will be available only at the job site.

8. For required hardware missed by Company the Contractor is responsible to inform Company to provide or cause to provide such in an expeditious manner. If the missed items are minor and the Contractor can provide them in a more expeditious manner, Contractor shall provide and charge the Company as long as Company has given prior approval for the purchase.

9.  Contractor shall verify that system hardware is complete.

10. Contractor shall be responsible for assembling the hardware and ensuring all assemblies are complete and work as a system.

11. Contractor to interface the PLC system with SCADA.

12. Contractor to supply to Company the following documents as a minimum;


*CONFIDENTIAL TREATMENT REQUEST.
THE REDACTED MATERIAL HAS BEEN
SEPARATELY FILED WTIH THE COMMISSION.

Client Name:             Caspian Pipeline Consortium-R             January, 2000
Proj. Name:              *
Project Number:          *


     12.1  Assembly drawings
     12.2  Logic diagrams of software
     12.3  Functional description of software
     12.4  Original copies of all software Generated by Contractor

13. All software developed under this contract is and shall remain the sole property of the Company. Contractor may not use such software for any other applications.

14. Contractor to provide five (5) lap top PLC based computers for interface and programming the PLC systems. One lap top computer per pump station with the following minimum configuration; Pentium 111, 64 Meg RAM, 6 Gicabyte Hard Drive, Window 98 operating system.

15. A functional test to ensure proper operation of all devices and components shall be performed prior to shipment. Company reserves the right to witness and approve the functional test.**

     15.1 Contractor to submit Factory Acceptance Procedure for Company's approval.
     15.2  FAT to include coordinated test with SCADA supplier.
     15.3  Company to be given two weeks notice before test.
     15.4  Contractor to supply simulated input/outputs used in testing.

16. Contractor to inform Company of the location where hardware is to be delivered and assembled. Delivery of system to job site will be by Valmet. Coordination between Contractor and Valmet is required.*

17. Contractor to inform Company of the location where programming will be performed.**

**Note: Contractor is advised that it may be necessary to ship PLCs to schedule-critical locations prior to completion of logic coding and testing. Contractor shall assure that he has enough available PLC and support hardware at his premises to complete all programming and testing without interruption should the object hardware require shipment prior to software completion.

18.  Schedule:

     18.1 System for Tengiz and Astrakhan pump stations should be at job site by *

     18.2 System for the other Pump Stations should be at job site by at a later "supplied dates".

     18.3  Loop Checking
           18.3.1  Tengiz - *
           18.3.2  18.3.2  Astrakhan - *
           18.3.3  Atyrau - *
           18.3.4  Komsomolsk - *
           18.3.5  Kropotkin - *

     18.4  Start-up
           18.4.1  Tengiz -*
           18.4.2  Astrakhan - *
           18.4.3  Atyrau - *

*CONFIDENTIAL TREATMENT REQUEST.
THE REDACTED MATERIAL HAS BEEN
SEPARATELY FILED WTIH THE COMMISSION.

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Client Name:             Caspian Pipeline Consortium-R             January, 2000
Proj. Name:              *
Project Number:          *


           18.4.4  Komsomolsk - *
           18.4.5  Kropotkin - *

19. Contractor to provide a complete and detailed design, manufacturing, delivery schedule.

20.  All software and PLC pro-rams shall be Y2K compliant.

21. Cabinets will be located at an environmentally-controlled room at job site. Remote I/0 units will not be necessarily in a controlled environment.

22. ESD and General Purpose PLC system shall be assembled, wired, and tested, within respective cabinets.

23. Contractor is to ensure all assembles are in compliance with applicable Russian and Kazakhstan regulations.

24.  Preparation for shipment:

     24.1 Contractor shall submit procedures for the cleaning, preservation, packing, handling, lifting, shipping and storage of the material and equipment under this order.

     24.2 Contractor shall ensure all equipment is adequately packed, crated, boxed skidded or otherwise protected and prepared for shipment in such a manner as to prevent loss and damage during handling, transportation and storage.

25.  Hardware count: (Preliminary)

     25.1 Tenciz (Kazakhstan)

     .  18 Analoc, Input modules
     .  1 Analog Output module
     .  83 Discrete Input modules
     .  55 Discrete Output modules
     .  10 Control Net Boards
     .  Ethernet boards
     .  20 Processors
     .  16 Chassis
     .  19 Power supplies
     .  10 General Purpose PLC cabinets (number will change depending on Vendor recommendation)
     .  5 Remote I/0 cabinets
     .  1 ESD PLC system, with a cabinet

     25.2  Astrakhan (Russia)

     .  15 Analog Input modules
     .  1 Analog Output module
     .  53 Discrete Input modules
     .  35 Discrete Output modules

*CONFIDENTIAL TREATMENT REQUEST.
THE REDACTED MATERIAL HAS BEEN
SEPARATELY FILED WTIH THE COMMISSION.

Client Name:             Caspian Pipeline Consortium-R             January, 2000
Proj. Name:              *
Project Number:          *


     .  4 Control Net Boards
     .  20 Ethernet boards
     .  18 Processors
     .  11 Chassis
     .  15 Power supplies
     .  9 General Purpose PLC cabinets (number will change depending on Vendor recommendation)
     .  5 Remote I/0 cabinets
     .  1 ESD PLC system, with a cabinet

     25.3  Atyrau (Kazakhstan) - estimate same as Astrakhan pump station

     25.4  Komsomolsk (Russia) - estimate same as Astrakhan pump station

     25.5  Kropotkin (Russia) - estimate same as Astrakhan pump station


Part 2: Rates for Work Performed

All Rates for work (programming services) performed outside Russia under this contract shall be at the Standard or Overtime Rates shown below.

Contractor is expected to provide site support during installation, commissioning and startup. In the event that Contractor is requested to perform any of the following work in Russia, a separate services contract will be entered into by the parties for such work at the Overseas Rates contained below. VAT will be added to each invoice as a separate line item for work performed inside Russia (Overseas Rate) under the separate contract. Contractor will interface as required with the desion institutes (GTP/GIPVN) to facilitate programming and hardware activities. GTP is in Moscow and GIPVN is in Samara, Russia.


Rates for Engineering Services:

These rates include all Contractor's charges for insurance, taxes, overhead and profit. These rates also include Contractor's overhead costs of Computer work stations and software for normal engineering, and drafting projects.

CLASSIFICATION
--------------                  Std. Rate   O.T. Rate   Overseas Rate
--------------                  ---------   ---------   -------------
Sr. Project Engineer                *           *             *

Project Engineer                    *           *             *

Sr. Engr/Programming Spec.          *           *             *

Engineer                            *           *             *

Project Control Engineer            *           *

*CONFIDENTIAL TREATMENT REQUEST.
THE REDACTED MATERIAL HAS BEEN
SEPARATELY FILED WTIH THE COMMISSION.

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Client Name:             Caspian Pipeline Consortium-R             January, 2000
Proj. Name:              *
Project Number:          *


Designer                        *           *

Operator/Draftsperson           *           *

Project Clerk/Translator        *           *

Senior Clerk                    *           *

Clerk/Secretary                 *           *


NOTE: 20% VAT will be added to each invoice as a separate line item.

Company written approval will be required before authorizing overtime hours. Contractor shall not work over 16 hours in a 24-hour day. The overtime rate shall apply to all hours worked over 40 hours per week, or on Contractor holidays, or on weekends if worked at client request.

Travel and Expenses

Contractor project-related travel expenses will only be incurred when required and authorized in advance by Company, and will be billed at cost plus * percent. For prolonged assignments performed outside the Houston office area, a reasonable per them allowance will be agreed upon by the parties in lieu of certain expenses and charges for applicable personnel.

Reproduction

All third party reproduction costs will be billed at cost plus * percent. Plots issued to Company whether preliminary or final will be billed at * per 22" x 34" sheet. Laser print drawings or copies (11" x 27", letter or legal size) issued to Company will be billed at * inch sheet. Binders (including tabs) issued to Company will be billed at * each.

Subcontracts/Miscellaneous Costs
All miscellaneous and third party costs will be billed at cost plus * percent.

Reimbursable Equipment
In the event that Contractor procures hardware and equipment under Item 8,
Part 1, Contractor shall be reimbursed by Company at cost.

B.  Payment Schedule

The compensation paid to Contractor for Programming Services shall be based upon the rates above and shall be based upon the labor hours necessary to complete the Scope of Work. Contractor shall submit invoices on a monthly basis, indicating the hours worked, for these services.

Compensation to be paid to Contractor for hardware and equipment supplied by Contractor, if any, shall be invoiced by Contractor not more than ninety days before delivery of the SCADA system to the Company.

All invoices should be sent to the Company at the following address:

*CONFIDENTIAL TREATMENT REQUEST.
THE REDACTED MATERIAL HAS BEEN
SEPARATELY FILED WTIH THE COMMISSION.

Client Name:             Caspian Pipeline Consortium-R             January, 2000
Proj. Name:              *
Project Number:          *


               Caspian Pipeline Consortium-R
               Project Accountant
               *
               *
               *
               *
               **

All payments shall be made thirty days after receipt of invoice. VAT shall be shown separately and will be paid by Company directly to the appropriate governmental authorities.


C. Cost Estimate of Work

This Contract is a "not to exceed contract" for the value of *which estimate is set forth on the Attached Cost Estimate, A- 1. Because the cost of services has been estimated, it is imperative that when Contractor reaches eighty-percent of the value of the contract *, Contractor shall notify Company of the status of the work.


                                END OF EXHIBIT A


*CONFIDENTIAL TREATMENT REQUEST.
THE REDACTED MATERIAL HAS BEEN
SEPARATELY FILED WTIH THE COMMISSION.

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